Exhibit 99.1

Vivint Issues Statement on ADT Patent Infringement Lawsuit

Provo, UT – June 30, 2021 – On June 29, 2021, ADT filed a complaint against Vivint, a leading smart home company, in the U.S. District Court for the Western District of Texas and a companion case with the U.S. International Trade Commission claiming that Vivint infringed two ADT patents. Vivint believes the claims asserted are completely without merit and that the complaint is a reactionary countersuit to a patent infringement complaint Vivint had previously filed on February 25, 2021 against ADT in the U.S. District Court for the District of Utah. Vivint’s complaint asserts that ADT infringes six Vivint patents and Vivint is continuing to prosecute its claims in that case. Vivint intends to vigorously defend against ADT’s allegations.

About Vivint

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves more than 1.7 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Investor Relations Contact:

Nate Stubbs

VP, Investor Relations

ir@vivint.com

Media Contact:

Noelle Cahow Bates

VP, Public Relations

press@vivint.com